EXHIBIT (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Post-Effective Amendment No. 112 to Registration Statement No. 33-572 of our report dated November 15, 2007 relating to the financial statements and financial highlights of Eaton Vance Municipals Trust (the “Trust”), including Eaton Vance California Municipals Fund, Eaton Vance Florida Municipals Fund, Eaton Vance Massachusetts Municipals Fund, Eaton Vance Mississippi Municipals Fund, Eaton Vance New York Municipals Fund, Eaton Vance Ohio Municipals Fund, Eaton Vance Rhode Island Municipals Fund and Eaton Vance West Virginia Municipals Fund appearing in the Annual Report on Form N-CSR of the Trust for the year ended September 30, 2007, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Other Service Providers-Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts November 29, 2007